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                                                                      EXHIBIT 23
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Consent of Independent Auditors
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The Board of Directors and Stockholders
Core Technologies (Pennsylvania), Inc.:

We consent to incorporation by reference in the registration statements (No's. 33-25536 and 33-57972) on Form S-8 of Core Technologies (Pennsylvania), Inc. of our report dated March 6, 1998, except as to note 2 which is as of June 8, 1998, and the second paragraph of note 7 which is as of July 20, 1998, relating to the consolidated balance sheets of Core Technologies (Pennsylvania), Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' deficit, and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Core Technologies (Pennsylvania), Inc.



/s/ KPMG Peat Marwick LLP
-------------------------

Philadelphia, Pennsylvania
July 22, 1998